UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019

Sport Endurance, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Prospect Street Brooklyn, NY	11201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2019, Sport Endurance, Inc. (the “Company”) filed a Certificate of Amendment to Articles of Incorporation (the “Amendment”) permitting the Company’s Board of Directors (the “Board”) to amend the certificate of designation for any class or series of the Company’s preferred stock without the vote of such class or series, unless such certificate of designation specifically prohibits the Board from amending such certificate of designation. The filing of the Amendment was approved by the Company’s Board and the holders of a majority of the Company’s voting power.

On February 20, 2019, the Company filed a Certificate of Amendment to Certificate of Designation (the “Amendment to COD”) for the Company’s Series A Preferred Stock (the “Series A”) permitting the Board to convert all outstanding shares of Series A into shares of the Company’s common stock at the Board’s discretion.

The foregoing descriptions of the Amendment and the Amendment to COD are summaries only and are qualified in their entirety by the full text of the Amendment and the Amendment to COD filed as Exhibits 3.1 and 3.2, respectively, which are incorporated herein by reference.

Item 9.01 Exhibits.

(d)

Exhibit	Description
3.1	Certificate of Amendment to Articles of Incorporation
3.2	Certificate of Amendment to Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: February 25, 2019	By: /s/ David Lelong
Name: David Lelong
Title: Chief Executive Officer